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                                                                      EXHIBIT 99

HCA                                                                         NEWS
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                                                           FOR IMMEDIATE RELEASE



INVESTOR CONTACT:                                                 MEDIA CONTACT:
Mark Kimbrough                                                    Jeff Prescott
(615) 344-2688                                                    (615) 344-5708



           HCA COMPLETES ACQUISITION OF HEALTH MIDWEST IN KANSAS CITY

NASHVILLE, TENN., APRIL 1, 2003--HCA (NYSE: HCA) today announced the completion of its acquisition of the Health Midwest system in Kansas City.

The company announced on November 22, 2002 the signing of a definitive agreement to acquire the system after having been engaged in exclusive negotiations since October of 2002.

The system now comprises the newly formed Midwest Division of HCA and includes the following facilities:

Allen County Hospital                         Iola, Kansas
Baptist-Lutheran Medical Center               Kansas City, Missouri
Cass Medical Center*                          Harrisonville, Missouri
Independence Regional Health Center           Independence, Missouri
Lafayette Regional Health Center              Lexington, Missouri
Lee's Summit Hospital                         Lee's Summit, Missouri
Medical Center of Independence                Independence, Missouri
Menorah Medical Center                        Overland Park, Kansas
Overland Park Regional Medical Center         Overland Park, Kansas
Research Belton Hospital                      Belton, Missouri
Research Medical Center                       Kansas City, Missouri
Research Psychiatric Center                   Kansas City, Missouri

*Operated through a management agreement.

"We're pleased to complete this transaction," said Jack O. Bovender, Jr., Chairman and Chief Executive Officer of HCA. "This has been a comprehensive, thorough process with a lot of community participation. We are ready to get to work to improve these hospitals through significant capital infusion and by making long-term operational improvements."

As part of the transaction agreement, HCA will commit at least $450 million in capital expenditures in the community over the next five years. In addition, proceeds of the transaction are expected to create two charitable foundations, one in Missouri and one in Kansas.

                                     -more-


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"We're very excited to get things started in Kansas City," said Bryan R. Rogers,
President of the Midwest Division. "We have a lot of work to do over the next weeks and months, but the meetings we've had with physicians and employees are very encouraging. People are energized and we have good foundations on which to build."

As previously announced, the entire Health Midwest system was valued at $1.125 billion, including approximately $183 million of debt and leases assumed by HCA. The leases are for Overland Park Regional Medical Center and Independence Regional Health Center, both owned by Triad Hospitals, Inc. Entities originally included in the valuation of the transaction but not acquired are valued at about $87 million. As a result the aggregate cash paid by HCA at closing was approximately $855 million.



This press release contains forward-looking statements based on current management expectations. Those forward-looking statements include statements other than those made solely with respect to historical fact. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements. These factors include, but are not limited to (i) the ability to successfully integrate Health Midwest into the Company's operations and the financial impact thereof, (ii) the ability to fund expected capital improvements, and (iii) other risk factors detailed from time to time in the Company's filings with the SEC. Many of the factors that will determine the Company's future results are beyond the ability of the Company to control or predict. Readers should not place undue reliance on forward-looking statements, which reflect management's views only as of the date hereof. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

All references to "Company" and "HCA" as used throughout this document refer to HCA Inc. and its affiliates.











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